UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 21, 2010

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

13 Spottiswoode Park Road
Singapore		088640
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011-65 6324-0225

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 21, 2010, the Company’s board of directors appointed Nelson Wu, age 35, to fill the vacancy on the Company’s board of directors.

Mr. Nelson Wu is and has been the General Manager of Business Development of Hin Leong since 2009.  Mr. Wu also currently serves as a director of Putian International Pte. Ltd., which holds approximately 6% of the Company’s common stock.  From early 2004 to 2009, he was employed with the CapitaLand Group, a majority owned subsidiary of Temasek Holdings (an investment holding company of Singapore’s government), in the business development function and later in corporate planning portfolio with CapitaLand HQ.  In CapitaLand, he mainly was responsible for the Group’s business planning process, performance management and competitive intelligence, and providing support to the President/CEO on strategic investments, corporate strategies, and organizational development.  Moreover, he was also involved in identifying acquisition targets and preparing business propositions and financial analysis to support investment decisions.  Prior to joining CapitaLand, he started his career with the Government of Singapore in the Ministry of Law and its subsidiary Statutory Board, Singapore Land Authority.  He holds an MSc in Real Estate (Finance & Economics) from University of Reading and BSc (2nd Class Upper Hons) in Construction Management at Heriot-Watt University, Edinburgh.

ITEM 7.01—REGULATION FD DISCLOSURE

On April 22, 2010, Intelligent Communication Enterprise Corporation issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

99	Miscellaneous
99.01	Press release dated April 22, 2010	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: April 27, 2010	By:	/s/ Luther Jao
Luther Jao
Chief Executive Officer